Exhibit 10.8(ii)
Amendment to Employment Agreement
This Amendment to Employment Agreement is made and entered into effective as of June 21, 2004 (the “Effective Date”) by and between TopSpin Medical (Israel) Ltd., of 2 Yodfat St., North Industrial Zone, Lod, Israel (the “Company”) and Eyal Kolka, of 38 Ben-Zvi St., Givataim, Israel (the “Employee”).
WHEREAS, the Company and the Employee entered into a certain Employment Agreement dated as of April 25, 2001 (the “Employment Agreement”); and
WHEREAS, the Company and the Employee wish to amend the Employment Agreement in the manner provided below.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:
1.	All terms not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

2.	Starting the Effective Date the Company shall provide Employee with the use of Toyota Land Cruiser as a Company Car.

3.	Starting the Effective Date and as long as Company shall provide Employee with the use of Toyota Land Cruiser as a Company Car, Employee monthly gross salary shall be decreased by NIS 3,500.

4.	All other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.	Eyal Kolka

By: /s/ Erez Golan /s/ Tami Sharbit	/s/ Eyal Kolka
Name: Erez Golan & Tami Sharbit	Signature:
Title: CEO & Controller